POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, THAT THE UNDERSIGNED HEREBY CONSTITUTES AND APPOINTS EACH OF JIM BOURDEAU, MATTHEW STOLOFF, BRIAN S. BENNETT, AND MEGAN CHARVAT OF CONSTELLATION BRANDS, INC. (THE "COMPANY"), SIGNING SINGLY, AND WITH FULL POWER OF SUBSTITUTION AND RE-SUBSTITUTION, THE UNDERSIGNED'S TRUE AND LAWFUL ATTORNEY-IN-FACT TO:

(1)  prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") or any rule or regulation of the SEC;

(2)  prepare and execute for and on behalf of the undersigned, in the undersigned's capacity as a reporting person under Section 16 of the Exchange Act and the rules thereunder, all reports (including any amendments thereto) that the attorney-in-fact considers it advisable to file with the SEC, under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder, or under Rule 144 under the Securities Act of 1933 ("Rule 144"), with respect to any security of the Company, including Forms 3, 4 and 5, Schedules 13D and 13G, and Forms 144;

(3)  do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such report (including any amendments thereto) and timely file such form with the SEC and any stock exchange or similar authority;

(4) obtain, as the undersigned's representative and on the undersigned's behalf, information regarding transactions in the Company's equity securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the attorney-in-fact; and

(5)  take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution, re-substitution, or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 13 or Section 16 of the Exchange Act or Rule 144.

The termination of any attorney-in-fact's employment with the Company, however caused, shall operate as a termination of his or her powers and authorities hereunder, but shall not affect the powers and authorities herein granted to any other attorney-in-fact.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 or Schedules 13D or 13G or Forms 144 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be effective as of March 11, 2022.

/s/ Daniel J. McCarthy
Daniel J. McCarthy